PROMISSORY NOTE


$33,076,754                                                As of January 1, 1999



     FOR VALUE RECEIVED, ICG SERVICES, INC. a Delaware corporation (the "Borrower"), promises to pay to the order of TRINET REALTY CAPITAL, INC., a Maryland corporation (the "Lender"), at One Embarcadero Center, 33rd Floor, San Francisco, CA 94111, Attention: Capital Markets, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of thirty-three million seventy-six thousand seven hundred fifty-four dollars ($33,076,754), with interest on the principal sum from the date of disbursement of the principal sum at the rate per annum set forth in that certain Loan Agreement dated as of the date hereof, between Lender and Borrower (the "Loan Agreement"), to be paid as set forth in this Note. This Note is made by the Borrower and delivered to the Lender pursuant the Loan Agreement, the terms and conditions of which are hereby incorporated herein by reference.

     The Borrower shall pay the principal sum of this Note and interest thereon as follows: The Borrower shall pay monthly installments of interest only in advance commencing on January 1, 1999, and continuing on the first day of each successive month thereafter until January 1, 2013, inclusive. The Borrower shall pay the entire unpaid balance of the principal sum and all accrued but unpaid interest thereon on January 31, 2013 (the "maturity date").

     All sums payable under this Note shall be paid in immediately available funds, by wire transfer if requested by the holder of this Note, no later than 4 p.m. (Pacific time) on the due date, in lawful money of the United States of America that is legal tender for public and private debts at the time of payment. If the date on which any payment of interest or principal is due occurs on a Saturday or a Sunday or on a day on which banks in the State of California or the State of Colorado are closed, such payment shall be due and payable on the next business day on which such banks are open. All payments made on this Note shall be credited, first, to any charge, fee, cost, expense or amount (other than principal or interest on this Note) payable by the Borrower under this Note, the Loan Agreement or the Deed of Trust (as hereinafter defined), second, to accrued interest on the principal sum, and, third, to the reduction of the principal sum, and interest shall thereupon cease on the principal so credited.

     The Borrower shall have no right to prepay the principal sum of this Note, or any part thereof, or any interest thereon, except as expressly provided to the contrary in the Loan Agreement.

     If any installment under this Note is not paid when due, such installment shall bear interest at a rate of interest equal to the lesser of five hundred
(500) basis points in excess of the prime or reference rate announced from time to time by Bank of America NT&SA or twelve percent (12%) per annum, from the due date until such installment is paid. In addition, if any installment is not paid within five (5) business days of the date due, then the Borrower shall be

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obligated to pay a late charge as provided in Section 4.1 of the Loan Agreement.
As long as any Event of Default (as defined in the Loan Agreement) exists, and from and after maturity, whether or not resulting from acceleration, the entire unpaid balance of the principal sum of this Note shall bear interest at the Default Rate (as defined in the Loan Agreement.

     Notwithstanding anything to the contrary in this Note, the total liability of the Borrower for payments in the nature of interest shall not exceed the limits applicable to this Note, if any, imposed by the usury laws, if any, of the United States of America or the State of Colorado. If any payment in the nature of interest made by the Borrower or received by the holder of this Note is determined to be in excess of any limit applicable to this Note imposed by such usury laws, then the amount of such excess shall constitute and be considered a payment of principal, not interest, and such amount shall be applied to reduce the principal sum so that the total liability of the Borrower for payments in the nature of interest does not exceed the applicable limits, if any, imposed by such usury laws.

     This Note is secured by a Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of Trust") of even date herewith from the Borrower, as trustor, to the Public Trustee of Arapahoe County, Colorado, as trustee, for the benefit of the Lender, as beneficiary, encumbering certain real property (the "Real Property") in Arapahoe County, Colorado. Reference is made to the Deed of Trust for a description of the nature and extent of the security afforded thereby, the rights of the holder of this Note in respect of such security, and the terms and conditions upon which this Note is secured. The holder of this
Note is entitled to the benefits of the Deed of Trust, the Loan Agreement and all other instruments executed by the Borrower in connection with the indebtedness evidenced by this Note, and the holder of this Note may enforce the agreements of the Borrower contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the Deed of Trust, the Loan Agreement and such other instruments.

     If an Event of Default occurs, then, and in any such event, the holder of this Note shall have the right, at the election of the holder of this Note, to declare the entire unpaid balance of the principal sum and all accrued but unpaid interest thereon immediately due and payable and the same shall thereupon become immediately due and payable, without notice. Time is of the essence of this Note.

     The Borrower promises to pay the holder of this Note all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees and expenses incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. The Borrower waives diligence, demand, presentment for payment, protest, notice of protest, notice of dishonor and notice of nonpayment.

     The Borrower consents to any extension of time for the payment of this Note. Any such extension may be made without notice to the Borrower or any party liable for the payment of this Note and shall not discharge the liability of the Borrower or any party liable for the payment of this Note. Failure to accelerate the maturity of the indebtedness evidenced by this Note upon default by the Borrower, or acceptance of any past due installment, or failure to demand strict performance by the Borrower of the provisions of this Note shall not constitute a waiver of any provision of this Note by the holder of this Note.

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     There are no oral agreements  between the Lender and the Borrower  relating to this Note. If any provision of this Note is held to be invalid or unenforceable, it shall not affect the validity and enforceability of the other provisions of this Note. If more than one borrower executes this Note, all obligations of the Borrower under this Note shall be the joint and several obligations of each such signatory. As used in this Note, the singular shall include the plural. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first hereinabove written.


                                      ICG SERVICES, INC., a Delaware corporation



                                      By     /s/ H. Don Teague
                                             ------------------------
                                      Its    Executive Vice President
                                             ------------------------

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